Exhibit 5.1

Davis Polk & Wardwell llp 900 Middlefield Road Redwood City, CA 94025 davispolk.com

July 31, 2026

Accuray Incorporated
1240 Deming Way
Madison, Wisconsin 53717

Ladies and Gentlemen:

Accuray Incorporated, a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 6,834,308 shares (the “Warrant Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of certain warrants to acquire shares of its common stock (the “Warrants”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Warrant Shares, when issued and delivered in accordance with the terms of the Warrants upon the Company’s receipt of payment of the exercise price therefor, will be validly issued, fully-paid and non-assessable.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such shares of Common Stock and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Warrants are each valid, binding and enforceable agreements of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Warrants.  We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance and delivery by the Company of any such shares of Common Stock (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) the Warrants will be governed by the laws of the State of New York.

Accuray Incorporated

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or the Warrants solely because such law, rule or regulation is a part of a regulatory regime applicable to any party to any of the Warrants or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP